Exhibit 10.3

CONVERSION AGREEMENT

CONVERSION AGREEMENT (the “Agreement”) is made as of the 9th day of July 2026, by and between Cyabra, Inc., a Delaware corporation (the “Company”), and [____] (the “Holder”).

WHEREAS, the Holder is the holder of certain shares of the Company’s Series A Convertible Preferred Stock, and/or Series B Convertible Preferred Stock n the amounts as set forth on the signature page to this Agreement (collectively, the “Preferred Shares”);

WHEREAS, the Board of Directors of the Company has approved amendments to the Certificates of Designation governing the Preferred Shares (the “COD Amendments”), which, upon becoming effective, will amend the applicable Certificate of Designation governing the Holder’s Preferred Shares (the “Amended Certificate of Designation”), subject to receipt of the requisite approval of the Company’s stockholders as required by the applicable rules of The Nasdaq Stock Market LLC;

WHEREAS, pursuant to the COD Amendments, among other things, the Conversion Price applicable to the Preferred Shares will be reduced;

WHEREAS, the Company is willing to implement the COD Amendments in reliance upon, among other things, the Holder’s agreement to convert all of its Preferred Shares following the effectiveness of the COD Amendments;

WHEREAS, the parties desire to set forth the Holder’s binding commitment to convert such Preferred Shares upon the terms and conditions set forth herein;

WHEREAS, the consummation of the transactions contemplated by this Agreement is subject to the receipt of Stockholder Approval (as defined herein);

WHEREAS, contemporaneously herewith, the Company is entering into that certain Securities Purchase Agreement, dated as of the date hereof (the “SPA”), pursuant to which the Company issuing shares of Common Stock (or Pre-Funded Warrants in lieu thereof) and Common Warrants (the “Private Placement”) and as a result of the Private Placement the Conversion Price of the Preferred Shares is being reduced to the Floor Price;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Conversion Commitment.

1.1 Conversion Commitment. Subject to the terms and conditions of this Agreement, including the receipt of Stockholder Approval, at the Conversion Closing, the Holder hereby irrevocably agrees that upon the Conversion Closing (as hereinafter defined), the Preferred Shares having an aggregate stated value of $[________] (the “Committed Preferred Shares”) shall be deemed to have been converted into shares of Common Stock pursuant to the terms of the relevant Amended Certificate of Designation (the “Conversion”). The conversion of the Committed Preferred Shares shall be effected pursuant to the Amended Certificate of Designation at the Conversion Price then in effect thereunder. Further, in the event the upon the Conversion the Holder would be issued shares of Common Stock in excess if the Beneficial Ownership Limitation (as defined in the relevant Certificate of Designation), the Holder shall be issued a pre-funded warrant (in the form annexed hereto as Exhibit B) in lieu of the Common Stock otherwise issuable at the Conversion Closing.

1.2 Irrevocable Undertaking. The Holder acknowledges and agrees that its obligations under this Section 1 constitute a binding and irrevocable contractual commitment and may not be withdrawn, revoked or modified without the prior written consent of the Company. Provided however, prior to the Conversion Closing the Holder will be permitted to convert any portion of its Preferred Shares at the Floor Price.

1.3 Stockholder Approval. For purposes of this Agreement, “Stockholder Approval” shall have the meaning set forth in the SPA. The Company shall hold a meeting of stockholders at the earliest practicable date after the date hereof, but in no event later than sixty (60) days after the Closing Date (as defined in the SPA) for the purpose of obtaining Stockholder Approval, if required to effect the purpose thereof, with the recommendation of the Board that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Stockholder Approval, and request that its officers and directors, cast their proxies in favor of such proposal. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every thirty (30) days thereafter to seek Stockholder Approval until the earlier of the date Stockholder Approval is obtained.

2. Conversion Closing. The closing of the conversion contemplated hereby (the “Conversion Closing”) shall occur immediately following satisfaction (or waiver, to the extent permitted by law) of the conditions set forth in Section 3.

3. Conditions to Conversion Closing. The obligations of each party to consummate the Conversion Closing are subject to the satisfaction (or waiver, to the extent permitted by law) of the following conditions:

(a)	Stockholder Approval shall have been obtained, on or before September 21, 2026;

(b)	the COD Amendments, in the form annexed hereto as Exhibit A and as contemplated by the Written Consent shall have become effective;

(c)	the representations and warranties contained herein shall be true and correct in all material respects as of the Conversion Closing; and

(d)	each party shall have performed in all material respects its obligations under this Agreement.

4. Representations of the Holder. The Holder represents and warrants that: (i) it is the sole beneficial and record owner of the Committed Preferred Shares; (ii) the Committed Preferred Shares are owned free and clear of any liens; (iii) it has full authority to enter into this Agreement; (iv) this Agreement constitutes its valid and binding obligation; and (v) it is an accredited investor within the meaning of Rule 501 under the Securities Act.

5. Representations of the Company. The Company represents and warrants that: (i) it has full corporate power and authority to enter into this Agreement; (ii) this Agreement has been duly authorized by all necessary corporate action; (iii) upon conversion of the Committed Preferred Shares in accordance with the Amended Certificate of Designation, the shares of Common Stock issuable upon conversion of the Committed Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable; and (iv) the execution and delivery of this Agreement do not conflict with any material agreement binding upon the Company.

6.  Effect of Conversion. Upon the conversion of the Committed Preferred Shares in accordance with the Amended Certificate of Designation, such Committed Preferred Shares shall cease to be outstanding and the Holder shall thereafter have only those rights as a holder of the Common Stock issued upon such conversion.

7. Specific Performance. The Holder acknowledges that the Company would suffer irreparable harm if the Holder failed to perform its obligations under this Agreement and that monetary damages alone would not constitute an adequate remedy. Accordingly, the Holder agrees that the Company shall be entitled to specific performance, injunctive relief and other equitable remedies to enforce the provisions of this Agreement, in addition to any other remedies available at law or in equity.

8. Miscellaneous.

8.1 Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

8.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

8.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

CYABRA. INC.

By:
Name:
Title:

HOLDER

By:
Name:
Title:

Committed Preferred Shares:

Series A Preferred Stock

Series B Preferred Stock

Exhibit A

Amended Certificate of Designation

See attached.

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